EXHIBIT 99.1

THE COCA-COLA COMPANY

NEWS
RELEASE

FOR IMMEDIATE RELEASE


                                           Media Relations Department
                                           P.O. Box 1734, Atlanta, GA 30301
                                           Telephone (404)676-2121






                                      CONTACT:  Media:      Ben Deutsch
                                                            (404) 676-2683

                                                Investors:  Ann Taylor
                                                           (404) 676-5383


            THE COCA-COLA COMPANY UPDATES LONG-TERM FINANCIAL TARGETS
                    AND OUTLINES INITIAL OPERATIONAL ACTIONS
            ---------------------------------------------------------

     - Long-term financial growth rate objectives include volume growth of three to four percent, operating income growth of six to eight percent and earnings per share growth in the high single-digits.

     - Permanent step up in annual marketing and innovation investments of $350 - $400 million beginning in 2005.

     - Continued weak performance in certain key markets expected in 2005 as operational issues are addressed.


     ATLANTA, Nov. 11, 2004 - At a meeting with the financial community to be held later today, The Coca-Cola Company's chairman and chief executive officer Neville Isdell and members of senior management will discuss the findings from an initial strategic and operational review and an assessment of the Company's opportunities and challenges.

     Mr. Isdell commented, "When I returned to The Coca-Cola Company, I did so determined to help lead the greatest company I know to ever higher levels of profitable growth, and fully utilize all of our core assets - including our world-leading brands, our unparalleled distribution system and our strong cash flow. At the outset, I recognized that meeting this objective would require a relentless focus on execution as well as the

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patience to get the basics right. Following our strategic and tactical review, we are now prepared to commit to key targets and launch our initial corrective steps to assure that we realize our potential."

     Specifically, Mr. Isdell will outline in the meeting the Company's initial operational actions focused on: reestablishing marketing leadership; unleashing the potential of the Coca-Cola system; executing with excellence worldwide; and revitalizing the organization.


Increased Investments
---------------------

     To realize the full potential of its brands and generate sustainable growth rates, Mr. Isdell has concluded that the Company needs to increase annual investment levels on a permanent basis. The review has resulted in a decision for a permanent increase in marketing and innovation expenses of $350 - $400 million. A major portion of the investment will fund media behind core brands globally and support emerging high-growth market opportunities and the innovation pipeline. A second portion will go to programs to develop organizational capabilities, including revenue growth management, innovation capabilities, and training and development to rebuild the Company's bench strength.


Long-Term Financial Growth Rate Targets
---------------------------------------

     Based on historical and forecasted Company and industry trends as well as reviews of the operating business plans, Mr. Isdell has established new long-term financial growth rate objectives. The new targets are not a projection or forecast for any given time period.

     The Company's revised annual volume target is three to four percent growth over time. As will be detailed further in today's meeting, the Company is targeting annual operating income growth of six to eight percent and earnings per share growth in the high single digits. "As we have assessed our future growth opportunities, we believe we have outlined realistic and achievable financial growth targets over time. We believe that once we take the necessary steps to get back on our path to growth, our Company will be well positioned to reach these targets," concluded Mr. Isdell.

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Outlook
-------

     Beyond 2004, the Company's policy of not providing specific annual or quarterly earnings per share guidance will continue. However, the Company will still provide perspectives on key trends and business conditions that are important to understanding its business performance including perspectives for 2005.

         Based on Mr. Isdell's initial assessment from the business planning process and the work from the projects mentioned above, the Company does not regard its long-term growth rate targets as being applicable in 2005. The following factors should be considered in a review of the Company's outlook for 2005:

     - 2004 Results - Guidance for 2004 earnings per share provided on October 21, 2004, has not changed.

     - Challenges in Key Markets - The Company expects continuing weak results in certain key markets to persist into 2005 as it begins to address operational issues. These markets include North America, Germany and the Philippines.

     - Increased Investments - As stated above, the Company expects a permanent step up in its annual level of marketing and innovation investments of $350 - $400 million in 2005.

     - Currency - Currencies are expected to have a slightly positive impact on results in 2005. However, the Company will decide during 2005 whether to reinvest any positive currency benefits once those benefits have been realized.


Investor Discussion
-------------------

     The Company will host a discussion with investors and financial analysts today, November 11, 2004, at approximately 9:00 a.m. (EST). The Company invites investors to listen to the live audiocast of the discussion at the Company's website, www.coca-cola.com in the "investors" section.

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The Coca-Cola Company
---------------------

     The Coca-Cola Company is the world's largest beverage company. Along with Coca-Cola, recognized as the world's best-known brand, The Coca-Cola Company markets four of the world's top five soft drink brands, including diet Coke, Fanta and Sprite, and a wide range of other beverages, including diet and light soft drinks, waters, juices and juice drinks, teas, coffees and sports drinks. Through the world's largest distribution system, consumers in more than 200 countries enjoy the Company's beverages at a rate exceeding 1 billion servings each day. For more information about The Coca-Cola Company, please visit our website at www.coca-cola.com.


Forward-Looking Statements
--------------------------

This press release may contain statements, estimates or projections that constitute "forward-looking statements" as defined under U.S. federal securities laws. Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "project," "will" and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from The Coca-Cola Company's historical experience and our present expectations or projections. These risks include, but are not limited to, changes in economic and political conditions; changes in the non-alcoholic beverages business environment, including actions of competitors and changes in consumer preferences; foreign currency and interest rate fluctuations; adverse weather conditions; regulatory and legal changes; the effectiveness of our advertising and marketing programs; fluctuations in the cost and availability of raw materials or necessary services; our ability to avoid production output disruptions; our ability to achieve earnings forecasts; our ability to effectively align ourselves with our bottling system; our ability to penetrate developing and emerging markets; litigation uncertainties; product boycotts; and other risks discussed in our Company's filings with the Securities and Exchange Commission (the "SEC"), including our Annual Report on Form 10-K, which filings are available from the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Coca-Cola Company undertakes no obligation to publicly update or revise any forward-looking statements.


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